UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

SNAP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 31st Street
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 399-3339

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SNAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 12, 2024, we entered into various privately negotiated repurchase transactions (collectively, the “Repurchases”) with certain holders of our outstanding 0.25% Convertible Senior Notes due 2025 (the “2025 Notes”) and 0.75% Convertible Senior Notes due 2026 (the “2026 Notes”), pursuant to which we agreed to repurchase (i) approximately $100.0 million aggregate principal amount of the 2025 Notes for an aggregate cash repurchase price of approximately $97.8 million, which includes accrued and unpaid interest on such 2025 Notes, and (ii) approximately $351.2 million aggregate principal amount of the 2026 Notes for an aggregate cash repurchase price of approximately $336.4 million, which includes accrued and unpaid interest on such 2026 Notes. The final aggregate cash repurchase price for each of the 2025 Notes and the 2026 Notes is subject to adjustment as such repurchase prices will be based on the volume weighted average price of our Class A common stock, par value $0.00001 per share, during the agreed upon measurement period. The Repurchases are expected to settle on February 14, 2024.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and will not constitute an offer, solicitation, or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, expectations regarding the estimated repurchase price for the 2025 Notes and 2026 Notes and the expected settlement date of the Repurchases. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include market risks, trends, and conditions. These and other risks are more fully described in our filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this Current Report on Form 8-K. We disclaim any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP INC.

Date: February 12, 2024	By:	/s/ Derek Andersen
Derek Andersen
Chief Financial Officer

2